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                                                                   EXHIBIT 10.19

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is entered into this 15th day of November 2000, by and between IVANHOE ENERGY INC., a company organized under the laws of the Yukon, Canada, whose address is 200 Burrard Street, 9th Floor, Vancouver, BC V6C 3L6 ("Company"), and CONTINENTAL ENERGY LIMITED, Cayman Islands company, with its registered address at Caledonian House, P. 0. Box 265, George Town, Grand Cayman Islands ("CONSULTANT").

The Company and the Consultant are sometimes hereinafter referred to individually as a "PARTY" and collectively as the "PARTIES". The term "Company" shall also be construed, as the context may require, to include any Affiliate of the Company in whose name the Project Agreement is obtained. For the purposes of this Agreement a Person is deemed to be an Affiliate of the Company if that Person is an Associate of the Company, as herein defined, or if an Associate or the Company owns a direct or indirect interest in that Person.

WHEREAS:

(A) Company is pursuing a project (herein called the "PROJECT"), either solely or jointly with others, involving all or any of the following: (i) the drilling for and the development and production of natural gas from an offshore natural gas field ("GAS FIELD") in the State of Qatar in the Middle East ("QATAR"), including all related facilities and services (ii) the delivery of the natural gas and associated liquids by pipeline from the Gas Field to receiving and treatment facilities onshore, (iii) the construction of a natural gas liquids ("NGL") plant onshore, (iv) the construction of a plant to convert natural gas to ultra-clean liquid fuel and other products utilizing Syntroleum Corporation's state-of-the-art Gas-to-Liquids ("GTL") technology, (v) extensions and expansions of the activities described in (i) through (iv) above and (vi) related or associated facilities including power generation and desalinization plants.

(B) Company is seeking to obtain an agreement or agreements with the Government of Qatar ("GOVERNMENT") and/or the Qatar General Petroleum Corporation ("QGPC") and/or other Government agency relating to the Project or any part thereof (herein individually or collectively called, as the context requires, the "PROJECT AGREEMENT");

(C) The Company has highly experienced staff with intensive experience in international oil and gas exploration, development and production, and international construction projects; and

(D) The management of the Company has previously conducted business with the principals of the Consultant, and know that Consultant, under their guidance, and in light of their specific knowledge and information regarding the infrastructure and methods of operating in Qatar, is capable to advise and assist the Company, and provide specific technical services, for the Project and with respect to obtaining and implementing the Project Agreement; and

(E) The Consultant is a company dedicated to general construction, mechanical and electrical works, project management, consultancy and procurement, as well as other disciplines and technical services complementary to the expertise of the Company, and is willing to advise and assist the Company as contemplated hereby;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Parties hereby agree as follows:

1.  THE CONSULTANT'S OBLIGATIONS

1.1 The Consultant shall use its reasonable endeavours to provide, in relation to the Project and in connection with obtaining the Project Agreement, the following services. The services specified in Sections 1.1.1 and 1.1.2 are herein collectively called the "SERVICES".

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     1.1.1  SERVICES IN OBTAINING THE PROJECT AGREEMENT:

     - Assist the Company in communicating to the Government the Company's experience, capabilities and technical and commercial proposals relative to, the Project; and

     - Advise and assist in communicating to the Government and QGPC, definition and clarification of the Project, technical and commercial analyses, and bidding activities required in obtaining the Project Agreement, including (i) identifying and aiding the Company in liaising with key departments, agencies within the Government and its officials, personnel, ministries, departments and municipalities and (ii) analysis and interpretation of public affairs and Governmental policies in Qatar in the areas of oil, gas, power, and water projects, foreign investment, and taxation; and

     - Advise about general business contacts, and competitor activities in Qatar; and

     - Such other Services as reasonably requested by the Company and that Consultant is reasonably able to provide in order to assist in obtaining the Project Agreement.

     1.1.2  ONGOING SERVICES IN CONNECTION WITH THE PROJECT:

     During the term of this Agreement, upon the Company's reasonable request, the Consultant shall use its reasonable endeavours to provide the following ongoing services to the Company:

     - Provide temporary office space, telephone and communication services and secretarial assistance, for the Company in Qatar before the Company establishes its own offices and facilities in Qatar; and

     - Assist the Company to find satisfactory office space and related services in Qatar; and

     - Advise in maintaining compliance of the Company with contract terms and conditions, assistance with resolution of contract interpretation, disputes, modifications due to changes in scope of work, and other contract administration activities.

     - Assist the Company in locating competent and competitive contractors and suppliers of specialty services, equipment, materials and supplies in Qatar, in connection with implementing the Project; and

     - Such other Services as requested by the Company and that Consultant is reasonably able to provide in order to assist in and further the Company's business and activities with respect to the Project in Qatar.

1.2 The Company also hereby grants to Consultant or such company as may be nominated for the purpose with the approval of the Company, or will use its reasonable efforts to procure that the Consultant or such nominated company, is granted the right to tender to provide to the Company the following services in connection with the performance by the Company of its obligations under the Project Agreement:

     1.2.1  Construction and industrial civil engineering;

     1.2.2  Maintenance and refurbishing of buildings;

     1.2.3  Provision of inspectors and N.D.T. inspection;

     1.2.4  Coded welding and repair;

     1.2.5  Mechanical and electrical works;

     1.2.6  Marine construction, subsea engineering -- onshore and offshore;

     1.2.7  Sand / grit blasting, painting;

     1.2.8  Scaffolding;

     1.2.9  Instrumentation services;
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     1.2.10 Fabrication works;

     1.2.11 Provision of commissioning and precommissioning engineers and manpower; and

     1.2.12 Provision of materials administration services; coding, inventory control, procurement, stock review, systems analysis.

1.3 The Consultant shall perform the Services, at all times, with due diligence and in compliance with all applicable laws and regulations in Qatar.

1.4 The Consultant's advice to the Company in respect of the Services shall be given orally or in writing. Consultant shall report to Mr. E. L. Daniel, or to such other individual as the Company may hereafter specify by written notice to Consultant.

1.5 The Company agrees that the Consultant may retain appropriate Persons to assist it in providing the Services (subject to the consent of the Company in each case, which consent shall not be unreasonably withheld). The term "PERSON" as used in this Agreement, means a corporation, company, partnership, or business association.

1.6 During the term of this Agreement, Consultant shall do no act which in relation to the Project conflicts with the business of the Company or which would, in any way, jeopardize the interests of the Company in relation to the Project.

2.  COMPENSATION

2.1 In consideration for the provision of the Services by the Consultant to the Company, the Company shall pay to the Consultant the compensation set out in this Section 2 ("COMPENSATION"). It is clearly agreed that compensation to Consultant by the Company will be on a successful efforts basis, viz., compensation will be paid only for portions of the Project for which the Company signs the Project Agreement. For the purposes of this Agreement, a Project Agreement must be effective by its terms in accordance with the laws of Qatar.

     2.1.1 The Company shall pay to Consultant Compensation (herein "CAPITAL INVESTMENTS COMPENSATION") in an amount in Dollars of the United States of America (herein "DOLLARS" or "$") equal to two and one-half percent (2.5%) of the Project Investments. The "PROJECT INVESTMENTS" mean the capital amount in Dollars that are actually spent for each phase or stage, or part thereof, of the Project. The Capital Investments Compensation shall be paid every calendar quarter commencing when the first capital investments are made in the Project, after the effective date of the Project Agreement, and shall continue thereafter as further investments are made; provided, however, that the Capital Investments Compensation paid to Consultant shall not exceed Six Million Dollars ($6,000,000.00) per year after commencement of their payment, with any excess being carried forward to subsequent years until fully paid.

     2.1.2 Consultant shall also be entitled to receive as Compensation ("NCF COMPENSATION") in an amount in Dollars equal to two and one-half percent (2.5%) of the Project Net Cash Flow of the Company and of any transferee, assignee or successor to any of the interest in the Project or the Project Agreement or the production or revenue therefrom. "PROJECT NET CASH FLOW" means the net cash flow of the Company and of any transferee, assignee or successor to any of the interest in the Project or the Project Agreement or the production or revenue therefrom, determined by deducting (i) the sum of all costs and items making up the Syntroleum fees (Columns 3 and 3-A), Capital Investment Compensation paid to Consultant (Column 5) Project capital (Column 4) operating expenses (Column 6) natural gas costs (Column 7) gas royalties (Column 8) signature bonuses for the Project Agreement (Column 9) finance costs (Column 10) and debt service costs (Column 11), from (ii) the sum of the Company's profit share and that of any transferee, assignee or successor to any of the interest in the Project or the Project Agreement or the production or revenue therefrom.

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(Column 1) plus cost recovery (Column 2) under the Project Agreement. An example of the Project Net Cash Flow calculation is shown for illustration purposes on the attached Exhibit "A" and is the amount shown in the column entitled
         "Contract Project NCF". The above Column references are to Exhibit "A".

         2.1.2.1 The NCF Compensation does not include any right, title or interest in and to any of the personal property, fixtures or equipment of or in the Project; the NCF Compensation is exclusively an interest in Project Net Cash Flow.

         2.1.2.2 The Company shall maintain a net cash flow account for the Project, (the "NET CASH FLOW ACCOUNT") in accordance with the terms of this Agreement and good accounting practices; it being the intent that all expenses and income from the Project be charged and credited to only one net cash flow account covering the Project. The books of account and records relating to the Net Cash Flow Account shall at all reasonable times be open for examination, inspection, copying and audit by Consultant and Consultant's representatives at Consultant's expense. The Net Cash Flow Account shall be and remain a non-interest bearing account and is maintained for the sole purpose of accounting for the NCF Compensation.

         2.1.2.3 NCF Compensation shall become payable when the cumulative Project Net Cash Flow for any calendar quarter, after recovery of cumulative costs as illustrated in Exhibit "A", becomes positive. NCF Compensation shall be paid to Consultant on a calendar quarter basis within thirty (30) days of the end of such quarter. Within thirty (30) days of the end of each quarter, Company shall furnish a detailed accounting to Consultant showing all charges and credits made to the account for such quarter, together with a cumulative summary of credits and charges made to the account from the effective date of this Agreement. Without prejudice to any other rights or remedies of Consultant, overdue payments of Compensation shall bear interest at the annual rate of three percent (3%) above the base rate for the time being of Barclays Bank Plc in England (or its successor bank), until payment.

         2.1.2.4 After commencement of payments of NCF Compensation, should calculation of Project Net Cash Flow for any quarter, as illustrated in Exhibit "A", become negative, Consultant shall not be entitled to any NCF Compensation for such quarter. Any deficit for any such quarter shall be accrued and carried forward and deducted from revenues during the subsequent quarters until such deficits have been recouped from Project Net Cash Flow and such deficits shall be taken into consideration in determining the Project Net Cash Flow from which Consultant shall be entitled to receive NCF Compensation.

2.2 Any cash payment of Compensation shall be paid to the Consultant and only in the name of Consultant by direct wire transfer to the Consultant's bank account which the Consultant shall notify to the Company from time to time. The Company may rely upon those directions until it receives an affirmative request by the Consultant to modify those payment directions. Calculation of amounts in other than Dollars shall be translated into Dollars at the mid buying and selling exchange rates against Dollars at the close of business prior to the date of the transaction involving the payment of the other currencies. The Company shall not be responsible for any transfer or exchange costs if the Consultant requests payment in a currency other than Dollars.

2.3 The Consultant shall be responsible for ascertainment and payment of any and all taxes, fees, duties, imposts, and other charges imposed, by whatever nation, state, local, or other jurisdiction, whether personal or otherwise, on the Consultant, its shareholders, directors, officers, employees, representatives, agents or subcontractors, in respect of Compensation or any other amounts paid to Consultant by the Company under this Agreement.

2.4 Should any law, decree, or legal requirement, of whatever jurisdiction, require withholding of tax from payments by the Company to the Consultant hereunder, the Company shall comply with such requirement to withhold and shall remit such withholding to the proper tax authorities.

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3.  ASSIGNMENT

3.1 The Consultant may assign the right to receive part or all of the payments to be received from the Company hereunder to (i) any Person that is controlled by the same shareholders who own the Consultant or (ii) any other Person with the consent of Company, which consent shall not be unreasonably withheld. In connection with any assignment by Consultant, Consultant shall provide such information about the proposed assignee as the Company may reasonably request.

3.2 The Company may, at any time upon prior written notice to Consultant, assign its rights or obligations under this Agreement to an Associate (as defined below); provided-that, prior to such assignment, the Associate enters into an agreement with Parties in which the Associate assumes the rights and obligations being assigned; and provided, further, that the Company shall, unless otherwise agreed in writing by the Parties, remain jointly and severally liable with such assignee Associate for any payments required to be made and any other obligations to Consultant under this Agreement.

3.3 For the purposes of this Agreement:

     (a) a company or entity shall be deemed to be an "Associate" of another company or entity if (i) that other company or entity directly or indirectly controls or is controlled by the first mentioned company or entity or (ii) the first mentioned company or entity and that other company or entity are directly or indirectly controlled by the same company or entity;

     (b) "CONTROL" shall mean (i) ownership or control (whether directly or indirectly) of twenty-five per cent (25%) or more of the equity share capital, voting capital or voting rights, (ii) power to control the composition of, or power to appoint, twenty-five per cent (25%) or more of the members of, the Board of Directors, Board of Management, or other equivalent or analogous body, or (iii) entitlement to receive twenty-five per cent (25%) or more of any (but not necessarily every) income or capital distribution made by such company or entity (either on liquidation, winding-up, or dissolution of such company or entity, or otherwise).

     3.4.1 If the Company or an Affiliate of the Company has an interest in the Project Agreement or the Project or the production or revenues therefrom, and sells, transfers or otherwise disposes of such interest, either to a third party or to an Affiliate of the Company ("INTEREST TRANSFEREE"), the Company shall procure that prior to such sale, transfer or disposition, the Interest Transferee enters into an agreement with the Parties wherein it assumes such payment and all other obligations to Consultant under this Agreement with respect to such interest; provided, further, that unless otherwise agreed by the Parties, the Company shall remain jointly and severally liable with such Interest Transferee for any payments required to be made and any other obligations to Consultant under this Agreement.

     3.4.2 If an Affiliate of the Company enters into the Project Agreement, the Company shall (i) procure that such Affiliate prior thereto enters into an agreement with the Parties whereby it assumes the obligations to Consultant pursuant to this Agreement, (ii) remain liable for payments of Compensation due to Consultant under this Agreement and (iii) guarantees that such Affiliate will fulfill and perform the liabilities and obligations of the Company to Consultant as provided in this Agreement.

4. TERM: TERMINATION

4.1 This Agreement is effective commencing on the date hereof, and unless otherwise agreed by the Parties, shall continue for so long as the Company, or any Affiliate of the Company, (or any original or subsequent transferee, assignee or successor to any interest of the Company or any Affiliate in the Project Agreement or the Project or the production therefrom or the revenues therefrom) is a

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party to or has an interest in the Project Agreement or the Project or in the production or revenue therefrom. Notwithstanding the foregoing, this Agreement may be terminated as follows:

     4.1.1 By the Company in its absolute discretion by notice to Consultant at any time prior to the execution of the first of any agreement such as is described in Recital B above being within the definition of the Project Agreement, if the Company irrevocably decides not to pursue the Project and withdraws from the award of the Project Agreement for itself or any Affiliate, and no Affiliate of the Company pursues such award for itself or any other Affiliate of the Company. In the event of such termination, neither Party shall have any liability to the other in respect of this Agreement or the attempts to obtain the Project Agreement; provided, however, that notwithstanding the giving of such notice of withdrawal by the Company, if the Project Agreement is notice of withdrawal by the Company, if the Project Agreement is nevertheless entered into by the Company and/or an Affiliate of the Company, such notice shall be void and of no effect.

     4.1.2 By the Consultant in its absolute discretion by notice to the Company at any time prior to the execution by the Company of the Project Agreement, if QGPC enters into an agreement relating to the Project with any other Person other than the Company or an Affiliate of the Company; provided, however, that notwithstanding the giving of such notice of termination by Consultant, if the Project Agreement is executed by the Company or an Affiliate of the Company, in which case Consultant's notice shall be void and of no effect.

     4.1.3 By the Company by notice to Consultant if the Consultant breaches the terms and conditions of Section 5.5, and termination for that reason shall relieve the Company of any outstanding and future obligations to the Consultant under this Agreement.

     4.1.4 For the avoidance of doubt, in the event that the Company or Affiliate of the Company that has an interest in the Project Agreement, the Project or the production or revenues therefrom, that pursuant to Section 3.4.1, sells, transfers, assigns or other disposes of such interest, this shall not affect entitlement of Consultant to Compensation as provided in this Agreement from the Company or such Affiliate. Furthermore, the liquidation, insolvency or dissolution of the Company or any Associate of the Company, shall not terminate the obligation to pay Compensation to Consultant.

5. INDEPENDENT CONTRACTOR: RELATIONSHIP OF THE PARTIES

5.1 In the performance of Services hereunder, Consultant shall be and conduct itself always as an independent contractor, and none of the Consultant's directors, officers, employees, representatives or agents shall be considered an employee, agent or servant of the Company. The Consultants performance of the Services hereunder will be at its own risk and none of its directors, officers, employees, representatives or agents shall be entitled to workers compensation or other similar benefits of employment or insurance protection provided by the Company for its employees. The Company is interested only in Consultants performance of the Services.

5.2 No director, officer, employee, representative or agent of the Consultant, nor their respective spouses, heirs, executors, administrators or assigns, shall claim nor seek to obtain from the Company any benefits or sums with respect to the illness, disability or death of such director, officer, employee, representative or agent of the Consultant, whether arising or occurring during or after the termination or expiration of this Agreement. The Consultant agrees to indemnify and save the Company harmless from any and all such claims.

5.3 Neither Party shall have the authority to bind the other Party, or to sign any instrument or document on its behalf. Likewise, neither Party is empowered to make commitments for or on behalf of the other Party.

5.4 The Consultant and the Company will act in good faith towards one another in the conduct of this Agreement.
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5.5 Consultant represents and warrants that neither it nor any of its directors or officers nor, with its actual knowledge or express or implied consent, any of its employees, agents or representatives or any person acting on its behalf, will, except as permitted under the Corruption of Foreign Public Officials Act of Canada (the "Act"), in order to obtain or retain an advantage in the course of business, directly or indirectly give, offer to give or offer a loan, reward, advantage or benefit of any kind to a foreign public official (a) as consideration for an act or omission by the official in connection with the performance of the official's duties or functions or
    (b) to induce the official to use his or her position to influence any acts or decisions of the foreign state or public international organization for which the official performs duties or functions.

5.6 Consultant agrees to cooperate with the Company to provide information reasonably requested by the Company about Consultant, including but not limited to, (I) Consultants business history and (ii) the shareholders, directors and officers of Consultant.

6. CONFLICT OF INTEREST

    The Consultant represents and warrants to the Company that its execution of, and the performance of its obligations under this Agreement does not create or result in any conflict of interest which the Consultant may have with any third party in Qatar. However, the Consultant may provide similar services to third parties that do not prejudice the carrying out of the Services to the Company. The Consultant shall notify the Company of any possible conflict of interest, and shall not create nor permit to exist any such conflict of interest during the term of this Agreement.

7. CONFIDENTIALITY

7.1 Each Party shall keep strictly confidential and shall not disclose any information concerning this Agreement or the confidential business, operations, or affairs of the other Party, regardless of how or when such information is acquired by each Party, except:

     (a)    to an Associate of the Company;

     (b)    to a proposed assignee of the Consultant pursuant to Section 3.1;

     (c) upon mutual agreement of the Parties to the disclosure of such information;

     (d) to any bank, financial institution or any other Person providing financing or financial assistance to the Company for the Project;

     (e) to any governmental authority or entity of competent jurisdiction or any stock exchange when required by law or regulations including, without limitation, any regulation or rule of any regulatory entity, or securities commission, on which the securities of any Party or an Associate of a Party are or are to be listed;

     (f) as may be required pursuant to Section 8 in relation to an arbitration or to a court in respect of a dispute or enforcement of this Agreement;

     (g)    to legal counsel or independent accountants representing a Party.

7.2 Prior to making an authorized disclosure pursuant to Sections 7.1 (b), (c) or (d), the Party seeking to disclose such information shall obtain a written commitment from the Person to which such confidential information is intended to be disclosed, to the effect that such Person shall treat such information as confidential. A Party shall be liable for disclosures contrary to the terms of this Agreement by an Associate to which a Party has disclosed information that is covered by the confidentiality obligation hereunder. However, if a Party, or its Associate, is required to disclose such information to a governmental authority of competent jurisdiction, then the Party may make such disclosure without having obtained a written confidentiality commitment from such governmental authority.

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 7.3 The confidentiality obligations set forth in this Section 7 shall be continuing and shall survive the termination or expiration of this Agreement without limit in time.

8.  LIABILITY

8.1 Neither Party shall be liable to the other Party for any claims for, indirect or consequential damages arising out of or in connection with the performance or non-performance of this Agreement, including but not limited to claims for lost profit or business opportunities.

9.  FORCE MAJEURE

     If either the Consultant or the Company is rendered unable to perform an obligation required of it hereunder, in whole or in part, due to force majeure, then upon notice to the other, such Party's performance of such obligation shall be suspended for the period that it is unable to perform the obligation. For purposes of this Agreement, "force majeure" shall mean any act or event beyond the reasonable control of the Party affected, including, not limited to, a strike, labour dispute, lockout, fire, flood, tornado, hurricane, earthquake, explosion, act of God or the public enemy, war (declared or undeclared), blockage, governmental regulation, governmental treaty, order or decree, insurrections, riots, terrorism, and other civil disturbances, or epidemics. The performance affected by the force majeure shall be resumed after the event or cause of force majeure ends.

10. APPLICABLE LAW AND DISPUTE RESOLUTIONS

10.1 A Party shall not be required to perform any obligation under this Agreement if the performance of that obligation is prohibited by the laws of any governmental authority having competent jurisdiction to prevent the performance of the obligation of that Party.

10.2 This Agreement shall be governed by and interpreted and construed in accordance with English law.

10.3 Any dispute arising out of and in relation to this Agreement including, but without limitation, any question relating to its existence, validity and termination, shall be referred to and finally resolved by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce ("ICC"), which Rules are deemed to be incorporated herein by reference. The language of the arbitration shall be English and the venue of the arbitration shall be in London. The Parties hereto acknowledge that service of any notices in the course of such arbitration at their addresses as given in this Agreement shall be sufficient and valid.

     The number of Arbitrators shall be three (3). Each Party shall appoint one Arbitrator, and the two Party appointed Arbitrators shall appoint the third. If a Party fails to nominate an Arbitrator within thirty (30) days from the date when the claimants request for arbitration has been communicated to the other Party, such appointment shall be made by the International Court of Arbitration of the ICC. If the two Party appointed Arbitrators fail to nominate a third Arbitrator who shall act as Chairman within thirty (30) days from the date of appointment of the last appointed Party Arbitrator, the third Arbitrator shall be selected by the International Court of Arbitration of the ICC. In all cases, the Chairman shall be a lawyer fluent in English and shall not be of the same nationality as the shareholders in each Party representing a majority of the voting power of that Party.

10.4 Judgment on the award of the arbitrators may be entered in any court having competent jurisdiction or having jurisdiction over one or more of the Parties or their assets. Without prejudice to the aforesaid, the Company and the Consultant each hereby submits itself to the jurisdiction and venue of the Courts of England for such purpose.

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11. NOTICES

     All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing, or confirmed in writing as provided herein, and may be delivered by telecopier, telex, mail or hand. Any notice hereunder shall be effective upon receipt by the Party to whom such notice is addressed, and shall be addressed as follows:

        IVANHOE ENERGY INC.
        200 Burrard Street, 9th Floor
        Vancouver, British Columbia V6C 3L6
        Canada

        Attention: Mr Leon Daniel, President
        Telephone: 661-325-4026
        Facsimile: 661-325-4440

     CONSULTANT:

        CONTINENTAL ENERGY LIMITED
        P. O. Box 8388
        Doha, Qatar
        Attention: Mr. Khalil Sholy
        Telephone: 975-43-23-073
        Facsimile: 974-4435-637

     Each Party shall have the right from time to time during the term of this Agreement to change its address, telephone, facsimile numbers, and/or the person to whom communications are to be delivered by notifying the other Party in writing.

12. MISCELLANEOUS

12.1 This Agreement constitutes the entire agreement between the Parties relating the subject matter hereof and supersedes all prior discussions, correspondence, negotiations and agreements, both written and oral, regarding its subject matter.

12.2 This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly signed by both the Company and Consultant or, in the case of a waiver, by the Party waiving compliance.

12.3 This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and their respective permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by any reason of this Agreement.

12.4 Nothing contained herein shall be construed to create an association, trust, partnership or joint venture between the Parties.

12.5 The headings used herein are for convenience only and are not intended to be interpretative, definitive, or supplemental to the respective paragraphs, provisions, or articles. Terms used herein in the singular include the plural and vice versa, and the use of any gender includes any or all other genders, as the context requires.

12.6 The waiver by one Party or the failure of the other Party to perform any of its obligations under this Agreement shall not be deemed to be a waiver of any subsequent non-performance of that obligation, or the waiver of any other obligation of the other Party. The failure by either Party to enforce at any time or for any period any of the terms of this Agreement shall not be deemed to constitute a waiver.

12.7 If any provision of this Agreement is found to be void, voidable, illegal, or otherwise unenforceable under the laws of any jurisdiction, it shall not affect the legality or validity of all or any of the other provisions of this Agreement in that jurisdiction or the entirety of the Agreement in any other jurisdiction where any such provision is not void, voidable, illegal, or unenforceable.

IN WITNESS WHEREOF, this Agreement is signed in duplicate originals by the Company and the Consultant and is effective as of the day and year first above written.
IVANHOE ENERGY INC.

By: /s/ E. L. DANIEL  15/11/2000
   ------------------------------------------------
    E. L. Daniel, President

CONTINETAL ENERGY LIMITED

By: /s/ KHALIL SHOLY  15/11/2000
   ------------------------------------------------
    Khalil Sholy, Director

                                   EXHIBIT A

               ILLUSTRATIVE CALCULATION OF PROJECT NET CASH FLOW

                                      SYNTROLEUM           SYNTROLEUM
                             TOTAL    PRODUCTION   GROSS    ROYALTY                $000     PROJECT   ELIGIBLE     CR        CR
                            REVENUE      FEE       CAPEX    PAYMENT      OPEX    GAS COST     NCF      COSTS      LIMIT    LIMIT
                            -------   ----------   -----   ----------   ------   --------   -------   --------   -------   ------
                              MM$        MM$        MM$       MM$        MM$       MM$        MM$       MM$      PERCENT    MM$
2001......................                 a        222                                       (230)       230     59.2%
2002......................                31       1,154                                    (1,185)     1,185     59.2%
2003......................                15       1,440                                    (1,455)     1,455     59.2%
2004......................     455        14        761         3          138                (461)       917     59.2%       270
2005......................   1,366         4        132         9          415                 806        559     59.2%       809
2006......................   1,593                             11          484               1,098        495     59.2%       944
2007......................   1,593                             11          484               1,098        495     59.2%       944
2008......................   1,593                             11          484               1,098        495     59.2%       944
2009......................   1,593                             11          484               1,098        495     59.2%       944
2010......................   1,593                             11          484               1,098        495     59.2%       944
2011......................   1,593                             11          404               1,098        495     29.5%       471
2012......................   1,593                             11          484               1,098        495     29.5%       471
2013......................   1,593                             11          484               1,098        495     29.5%       471
2014......................   1,593                             11          484               1,098        495     29.5%       471
2015......................   1,593                             11          484               1,098        495     29.5%       471
2016......................   1,593                             11          484               1,098        495     29.5%       471
2017......................   1,593                             11          484               1,098        495     29.5%       471
2018......................   1,593                             11          484               1,098        495     29.5%       471
2019......................   1,593                             11          484               1,098        495     29.5%       471
2020......................   1,593                             11          404               1,098        495     29.5%       471
2021......................   1,593                             11          404               1,098        495     29.5%       471
2022......................   1,593                             11          484               1,098        495     29.5%       471
2023......................   1,593                             11          484               1,098        495     29.5%       471
2024......................   1,593                             11          484               1,098        495     29.5%       471
2025......................   1,593                             11          404               1,098        495     29.5%       471
2026......................   1,593                             11          484               1,098        495     29.5%       471
2027......................   1,593                             11          484               1,098        495     29.5%       471
2028......................   1,593                             11          484               1,098        495     29.5%       471
2029......................   1,593                             11          484               1,098        495     29.5%       471
2030......................   1,593                             11          484               1,098        495     29.5%       471
                            ------       ---       -----      ---       ------              ------     ------              ------
Total.....................  41,653        73       3,708      260       12,657              24,935     16,718              15,206
                            ======       ===       =====      ===       ======              ======     ======              ======

                                                                                                                    PARTNERS
                                                                                                                   CF PRE-DEBT
                                                               PARTNER'S    GOVT              SIGNATURE             PRE-MGMNT
                              CR      CR     PROFIT   PROFIT    PROFIT     PROFIT     GAS       BONUS      GOVT        FEE
                            TAKEN    CARRY    BBLS     BBLS      BBLS       BBLS    ROYALTY   PAYMENTS     NC =      PRE-TAX
                            ------   -----   ------   ------   ---------   ------   -------   ---------   ------   -----------
                             MM$      MM$     MM$     SPLIT       MM$       MM$       MM$        MM$       MM$         MM$
2001......................            230        --    59.2%                                                 --        (230)
2002......................           1,415       --    59.2%                                                 --      (1,185)
2003......................           2,870       --    59.2%                                                 --      (1,455)
2004......................    270    3,517      186    59.2%       110        76                             28        (537)
2005......................    809    3,268      557    59.2%       330       227                            227         579
2006......................    944    2,819      650    59.2%       385       265                            285         833
2007......................    944    2,371      650    59.2%       385       265                            285         833
2008......................    944    1,922      650    54.2%       352       297                            297         801
2009......................    944    1,473      650    54.2%       352       297                            297         881
2010......................    944    1,025      650    54.2%       352       297                            297         801
2011......................    471    1,049    1,123    54.2%       609       514                            514         584
2012......................    471    1,073    1,123    49.2%       553       570                            570         528
2013......................    471    1,098    1,123    49.2%       553       570                            570         528
2014......................    471    1,122    1,123    49.2%       553       570                            570         528
2015......................    471    1,146    1,123    49.2%       553       570                            570         528
2016......................    471    1,171    1,123    49.2%       553       570                            570         528
2017......................    471    1,195    1,123    49.2%       553       570                            570         528
2018......................    471    1,219    1,123    49.2%       553       570                            570         528
2019......................    471    1,244    1,123    49.2%       553       570                            570         528
2020......................    471    1,268    1,123    49.2%       553       570                            570         528
2021......................    471    1,292    1,123    49.2%       553       570                            570         528
2022......................    471    1,317    1,123    49.2%       553       570                            570         528
2023......................    471    1,341    1,123    44.2%       496       826                            626         472
2024......................    471    1,365    1,123    44.2%       496       626                            626         472
2025......................    471    1,390    1,123    44.2%       496       826                            626         472
2026......................    471    1,414    1,123    44.2%       496       626                            626         472
2027......................    471    1,438    1,123    44.2%       496       626                            626         472
2028......................    471    1,463    1,123    44.2%       496       626                            626         472
2029......................    471    1,487    1,123    44.2%       496       626                            626         472
2030......................    471    1,511    1,123    44.2%       496       626                            626         472
                            ------           ------             ------     ------                         ------     ------
Total.....................  15,206           26,447             12,926     13,521                         13,521     11,413
                            ======           ======             ======     ======                         ======     ======

                                   EXHIBIT A

               ILLUSTRATIVE CALCULATION OF PROJECT NET CASH FLOW

                                                    PRE-PROMOTE                                                   PRE-PROMOTE
                                                    PARTNERS CF                                                   PARTNERS CF
                                                   PRE-MGMNT FEE    MGMNT     MGMNT   MGMNT     MGMNT     MGMNT   W/MGMNT FEE
                                                     PRE-DEBT       BONUS      FEE     FEE       FEE       FEE     PRE-DEBT
                                                      PRE-TAX      PAYMENT3    CAP    EARNED   PAYMENTS   CARRY     PRE-TAX
                                                   -------------   --------   -----   ------   --------   -----   -----------
                                                        MM$          MM$       MM$     MM$       MM$       MM$        MM$
2001.............................................      (230.3)       0.0       6.0      5.6       5.6      0.0        (235.8)
2002.............................................    (1,185.l)                 6.0     28.8       6.0     22.8      (1,191.1)
2003.............................................    (1,455.l)                 6.0     36.0       6.0     52.8      (1,461.l)
2004.............................................      (537.0)                 6.0     19.0       6.0     65.9        (543.0)
2005.............................................       579.3                  6.0      3.3       6.0     63.2         573.3
2006.............................................       833.4                  6.0      0.0       6.0     57.2         827.4
2007.............................................       833.4                  6.0      0.0       6.0     51.2         827.4
2008.............................................       801.0                  6.0      0.0       6.0     45.2         795.0
2009.............................................       801.0                  6.0      0.0       6.0     39.2         795.0
2010.............................................       801.0                  6.0      0.0       6.0     33.2         795.0
2011.............................................       584.4                  6.0      0.0       6.0     27.2         578.4
2012.............................................       528.3                  6.0      0.0       6.0     21.2         522.3
2013.............................................       528.3                  6.0      0.0       6.0     15.2         522.3
2014.............................................       528.3                  6.0      0.0       6.0      9.1         522.3
2015.............................................       528.3                  6.0      0.0       6.0      3.1         522.3
2016.............................................       528.3                  6.0      0.0       3.1      0.0         525.1
2017.............................................       528.3                  6.0      0.0       0.0      0.0         528.3
2018.............................................       528.3                  6.0      0.0       0.0      0.0         528.3
2019.............................................       528.3                  6.0      0.0       0.0      0.0         528.3
2020.............................................       528.3                  6.0      0.0       0.0      0.0         528.3
2021.............................................       528.3                  6.0      0.0       0.0      0.0         528.3
2022.............................................       528.3                  6.0      0.0       0.0      0.0         528.3
2023.............................................       472.1                  6.0      0.0       0.0      0.0         472.1
2024.............................................       472.1                  6.0      0.0       0.0      0.0         472.1
2025.............................................       472.1                  6.0      0.0       0.0      0.0         472.1
2026.............................................       472.1                  6.0      0.0       0.0      0.0         472.1
2027.............................................       472.1                  6.0      0.0       0.0      0.0         472.1
2028.............................................       472.1                  6.0      0.0       0.0      0.0         472.1
2029.............................................       472.1                  6.0      0.0       0.0      0.0         472.1
2030.............................................       472.1                  6.0      0.0       0.0      0.0         472.1
                                                     --------                          ----      ----              ---------
                                                     11,414.1                          92.7      92.7               11,321.4
                                                     ========                          ====      ====              =========

                                                                                    PRE-PROMOTE                          W/PROMOTE
                                                                                    PARTNERS CF                         IVANHOE NCF
                                                                DEBT                W/MGMNT FEE    BLANK      BLANK     W/MGMNT FEE
                                                     LOAN      SERVICE     DEBT     W/FINANCING    CAPEX      SHARE     W/FINANCING
                                                   DRAWDOWN   PRINCIPAL   SERVICE     PRE-TAX     PROMOTE      NCF        PRE-TAX
                                                   --------   ---------   -------   -----------   --------   --------   -----------
                                                     MM$         MM$        MM$         MM$         MM$        MM$          MM$
2001.............................................    161.2                              (74.6)                              (74.6)
2002.............................................    829.6                             (361.5)                             (361.5)
2003.............................................  1,018.5                             (442.5)                             (442.5)
2004.............................................    542.6        74.1     118.0       (192.5)                             (192.5)
2005.............................................     94.5       174.8     259.1        234.2                               234.2
2006.............................................                215.0     278.2        334.2                               334.2
2007.............................................                236.6     256.7        334.2                               334.2
2008.............................................                260.2     233.1        301.7                               301.7
2009.............................................                286.2     207.0        301.7                               301.7
2010.............................................                314.8     178.4        301.7                               301.7
2011.............................................                346.3     146.9         85.1                                85.1
2012.............................................                381.0     112.3         29.0                                29.0
2013.............................................                419.1      74.2         29.0                                29.0
2014.............................................                268.9      32.3        221.1                               221.1
2015.............................................                 54.2       5.4        462.7                               462.7
2016.............................................                                       525.1                               525.1
2017.............................................                                       528.3                               528.3
2018.............................................                                       528.3                               528.3
2019.............................................                                       528.3                               528.3
2020.............................................                                       528.3                               528.3
2021.............................................                                       528.3                               528.3
2022.............................................                                       528.3                               528.3
2023.............................................                                       472.1                               472.1
2024.............................................                                       472.1                               472.1
2025.............................................                                       472.1                               472.1
2026.............................................                                       472.1                               472.1
2027.............................................                                       472.1                               472.1
2028.............................................                                       472.1                               472.1
2029.............................................                                       472.1                               472.1
2030.............................................                                       472.1                               472.1
                                                   --------    -------    -------     -------                             -------
                                                   2,646.5     3,030.9    1,901.8     9,035.2                             9,035.2
                                                   ========    =======    =======     =======                             =======